UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza 263

Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

3301 N.W. 150th Street

Oklahoma City, Oklahoma 73134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 13, 2012, Tronox Incorporated announced that all outstanding shares of its common stock will be converted into Class A Shares in Tronox Limited and $12.50 per share in cash at the close of its pending acquisition of the mineral sands business of Exxaro Resources Limited.

As announced on June 8, the period during which stockholders may elect to receive exchangeable shares of Tronox Incorporated in the transaction expired at 5:00 p.m., New York City time, on June 12, 2012. Based on results of the election, holders of less than 5% of the aggregate number of shares of Tronox Incorporated common stock outstanding as of April 30, 2012, the record date for the special meeting of stockholders held on May 30, 2012, elected to receive exchangeable shares in the transaction. In accordance with the terms of the transaction agreement, since the number of Tronox Incorporated shares subject to exchangeable share election is below the minimum threshold required for issuing exchangeable shares, all outstanding shares of Tronox Incorporated common stock (other than shares held by holders who properly exercise their dissenters’ rights under Delaware law) will be converted into one Class A Share in Tronox Limited and $12.50 in cash per share upon the closing of the transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Tronox Incorporated, dated June 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012

TRONOX INCORPORATED

By:	Michael J. Foster
Michael J. Foster
Vice President—General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Tronox Incorporated, dated June 13, 2012

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